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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36599, 33-61233, 33-61231, 33-21352, 2-98101 and 333-102132)
pertaining to the stock and other incentive plans of Grey Global Group Inc. of our report dated February 26, 2003 on the consolidated financial statements of Grey Global Group Inc. and consolidated subsidiary companies included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                          ERNST & YOUNG LLP

New York, New York
March 27, 2003